UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 8, 2004

Diametrics Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	000-21982	41-1663185
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3050 Centre Pointe Drive, Suite 150, St. Paul, MN		55113
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	651-639-8035

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01. Changes in Registrant's Certifying Accountant.

On August 16, 2004, the Audit Committee of the Board of Directors of the Company selected and engaged Virchow, Krause & Company, LLP as its independent public accountant for the fiscal year ending December 31, 2004. On September 8, 2004, Virchow, Krause & Company, LLP advised the Company of its acceptance of the engagement. During the two most recent fiscal years and through August 16, 2004, the Company has not consulted with Virchow, Krause & Company, LLP regarding either ( i ) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered in the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided by Virchow, Krause & Company, LLP that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or ( ii ) any matter that was the subject of a disagreement, as that term is defined in Item 304 (a) (1) (iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304 (a) (1) (v) of Regulation S-K.

As previously reported by the Company, on June 9, 2004, KPMG LLP provided written notice to the Company that they declined to stand for reappointment and have resigned as auditors and principal accountants for the year ended December 31, 2004. They informed the Company that the client-auditor relationship would cease upon completion of the review by KPMG LLP of the Company's consolidated financial statements as of and for the three and six-month periods ended June 30, 2004.

The audit reports of KPMG LLP on the consolidated financial statements of Diametrics Medical, Inc. as of and for the years ended December 31, 2003 and 2002, contained a separate paragraph stating:

"The consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has recurring losses and negative cash flows that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

Other than such qualification as to uncertainty as a going concern, the aforementioned audit reports of KPMG LLP did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles.

In connection with the audits of the consolidated financial statements of the Company for the two years ended December 31, 2003, and the subsequent interim period through August 9, 2004 (the date that KPMG LLP completed its review), there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

A letter from KPMG LLP is attached as Exhibit 16 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit 16 - Letter from KPMG LLP to Securities and Exchange Commission

The Registrant is filing this Amendment No.1 to its Form 8-K previously filed with the SEC on September 14, 2004, to correct a technical error in filing the exhibits attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diametrics Medical, Inc. (Registrant)

September 21, 2004	By:	W. Glen Winchell

Name: W. Glen Winchell
Title: Sr. Vice President of Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

EX-16	Letter from KPMG to Securities and Exchange Commission